Exhibit 3.2

                                BYLAWS
                                  OF
                            WLR FOODS, INC.

                               ARTICLE I
                             Shareholders

     Section 1.  Place of Meetings.   All meetings of the shareholders
shall be held at such place as may be designated in writing by the Board of Directors.

     Section 2. Voting. Shareholders shall be entitled to vote at meetings of the shareholders in person or by proxy. If by proxy, such proxy shall be appointed by an instrument in writing, subscribed by the shareholder or by his duly authorized attorney. A shareholder shall be entitled to one vote for each share of stock entitled to vote registered in his name on the books of the Corporation.

     Section 3. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     Section 4. Adjournment of Meetings. If less than a quorum shall be in attendance at the shareholders' meeting, the meeting shall be adjourned from time to time by a majority vote of the shareholders entitled to vote present or represented by proxy until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner for such time upon such call as may be determined by the shareholders entitled to vote present in person or by proxy at such meetings. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

     Section 5. Annual Election of Directors. The annual meeting of the shareholders for the election of directors and the transaction of other business shall be held in October of each year, the date and time of such meeting to be fixed from time to time by resolution of the Board of Directors.

     Section 6. Special Meetings - How Called. Special meetings of the shareholders shall be held upon the call of the Chairman of the Board, the President, or the Board of Directors.

     Section 7. Inspectors of Election. (a) In advance of any meeting of the shareholders of the Corporation, the Board may appoint inspectors of election, who may be officers or employees, but not directors, of the Company, to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any meeting of shareholders may appoint at the meeting inspectors of election or persons to replace those who so fail or refuse to act. The number of inspectors shall be three (3).

     (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents and shall hear and determine all challenges and questions if any may arise in connection with the right to vote; they shall count and tabulate all votes or consents, determine when the polls shall close, and determine the result; and they shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     (c)  The  inspectors  of  election  shall  perform  their  duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. The decision, act or certificate of a majority of the inspectors is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

     Section 8. Organization. The Chairman of the Board of Directors, or such other officer or board member as the Board of Directors may designate, shall preside at each meeting of shareholders. The Secretary or an Assistant Secretary shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, establishing rules and procedures for maintaining order at the meeting and the safety of those present, limiting the participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restricting entry to the meeting after the time fixed for the commencement thereof, limiting the time allotted to questions or comments by participants, and regulating the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 9. Record Date for Special Meeting. For purposes of setting the record date for determination of the holders of common stock of the Corporation entitled to vote at any special meeting of shareholders called pursuant to the provisions of the Virginia Control Share Acquisition Act (the Act), the record date shall be the date on which the Acquiring Person (as defined by the Act) requests such shareholders' meeting pursuant to Va. Code Section 13.1-728.5.

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


                              ARTICLE II
                               Directors

     Section 1. Board of Directors. The Board of Directors shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the Board of Directors.

     Section 2.  Number.  The Board shall consist of not less than ten
(10) nor more than twelve (12) directors, the exact number within such minimum and maximum to be fixed and determined by the Board of Directors or the shareholders.

     Section 3. Retirement. No person shall be eligible for election to the Board of Directors after his 72nd birthday. The provision of this Section shall not apply to those directors on the Board of Directors as of January 1, 1989.

     Section 4.   Notification  of Nominations.   Nominations  for the
election of directors may be made by the Board of Directors  or by any
shareholder  entitled  to vote  for the  election  of directors.   Any
shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons specified in the notice, a
description  of  all  arrangements   or  understandings  between  such
shareholder and each nominee  and any other person or  persons (naming
such  person  or  persons)   pursuant  to  which  the   nomination  or
nominations are to be made by such shareholder, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors, and the consent of each nominee to serve as a director of
the  Corporation if  so  elected.   The  chairman of  a  shareholders'
meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 5. Regular Meeting, Election of Officers. A regular meeting of the Board of Directors shall be held immediately following each annual meeting of the shareholders of the Corporation at the same place such shareholders' meeting is held. No notice thereof shall be

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



 required. At such meeting, the directors shall elect a President and a Secretary and may elect a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, an Assistant Secretary, a Treasurer, and such other officers as the Board may decide, and may transact such other business as shall properly come before the meeting, including the election of directors to committees of the Board of Directors. Unless sooner removed, such officers shall hold office until the next annual election of officers, and until their successors shall have been elected and have qualified.

     Section 6. Special Meetings, How Called, Notice. Special meetings of the Board of Directors shall be held upon notice by word-of-mouth, letter, facsimile communication, or cable delivered not later than twenty-four (24) hours preceding the time for the meeting upon call of the Chairman of the Board, President or Secretary, and upon call by the Secretary upon the written request of any four (4) directors. Notice of any such meeting may be waived in writing signed by the persons entitled to notice whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of the meeting.

     Section 7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business.

     Section 8. Consents. Any and all notices herein required, including the time and place of the meeting and the nature of the business to be transacted, may be waived by written instrument executed by all the directors. Further, any action by the directors of the Corporation may be taken without a meeting by the unanimous written consent of all of the directors.

     Section 9. Committees. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, create one or more committees of the Board of Directors and elect members of the Board of Directors to serve on them at the pleasure of the Board of Directors. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors to the extent permitted by law.

     Section 10. Officers of the Board. By resolution adopted by a majority of the Board of Directors, the Board of Directors may create such offices of the Board, including Chairman of the Board and Vice Chairman of the Board, as it deems appropriate for the carrying out of Board functions and assignments, to serve at the pleasure of the Board. Such persons are not, nor shall they by virtue of their service to the Board be deemed to be, officers of the Corporation as defined in Section 1, Article VII herein.

     Section 11. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors, and shall approve the minutes of all meetings at which he presides. He shall have concurrent power, along with the President, and Chief Executive Officer, to call or cause to be called all meetings of the Board of Directors, and shall be an ex officio member of all committees of the Board of Directors. He shall also serve the Corporation in an

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

advisory capacity and perform such other duties as may be assigned to him by the Board of Directors.

     Section 12. Vice Chairman of the Board. The Vice Chairman of the Board shall have concurrent power with the Chairman and shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board.

                              ARTICLE III
                          Executive Committee

     Section 1. Qualifications, Elections. The Board of Directors may elect from its number an Executive Committee composed entirely of members of the Board of Directors. The Chief Executive Officer, and the Chief Operating Officer, provided such officers are Board members, shall be members by virtue of their office with the Corporation.

     Section 2. Powers and Duties. During the intervals between the Board of Directors' meetings, the Executive Committee shall possess, and may exercise, all the powers of the Board of Directors in the management of the affairs of the Corporation. The Executive Committee shall keep minutes of the proceedings of its meetings to be submitted to the Board of Directors for its approval.

                              ARTICLE IV
                            Audit Committee

     Section 1. Qualifications, Elections. The Board of Directors shall elect from its number an Audit Committee composed entirely of members of the Board of Directors. A majority of the Audit Committee shall be comprised of independent directors of the Board of Directors.


     Section 2. Powers and Duties. The Audit Committee shall recommend to the Board of Directors the independent audit firm to be employed by the Corporation to examine and report on the financial statements issued by the Corporation; shall meet with the independent auditor to discuss pertinent matters including quality of management, financial, accounting and internal audit procedures; may establish an internal audit department and thereafter periodically review its functions and its personnel to assure effectiveness, independence and competence; and may direct special investigations into significant matters brought to the Audit Committee's attention within the scope of its duties. The Audit Committee also shall monitor the
Corporation's compliance with the applicable requirements of the National Association of Securities Dealers, Inc. relating to independent directors and shall conduct an appropriate review of all related party transactions and potential conflicts of interest relating to the directors, as required by the National Association of Securities Dealers, Inc., on at least an annual basis, and shall recommend to the Board of Directors such action as it deems appropriate if it determines that an impermissible relationship or interest exists.

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


                               ARTICLE V
                         Nominating Committee

     Section 1.   Qualifications, Elections.   The Board of  Directors
may elect from its number a Nominating Committee composed entirely of members of the Board of Directors.

     Section 2. Powers and Duties. The Nominating Committee shall propose to the Board of Directors a slate of nominees for the Board of Directors toconsider in recommending to the Corporation's shareholders persons to be elected at the annual meeting of shareholders to the Board of Directors, which slate shall consist of at least two independent directors; shall propose to the Board of Directors nominees who meet criteria for Board membership to fill vacancies on the Board as they occur; and shall propose to the Board of Directors for Board approval director nominees for appointment to, and the filling of vacancies on, committees of the Board of Directors.

                              ARTICLE VI
                   Executive Compensation Committee

     Section 1.   Qualifications, Elections.   The Board of  Directors
may elect from its number an Executive Compensation Committee composed entirely of members of the Board of Directors.

     Section 2. Powers and Duties. The Executive Compensation Committee shall determine the annual salary, bonus and other benefits, direct and indirect, of the Chief Executive Officer and shall make grants pursuant to the Corporation's Long Term Incentive Plan.

                              ARTICLE VII
                               Officers

     Section 1. General. The officers of the Corporation shall consist of a President and a Secretary, and may consist of a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, Assistant Secretary, Treasurer, and such other officers as the Board may decide. One person may hold more than one office.

     Section 2. President. The President of the Corporation shall have concurrent power, along with the Chairman of the Board and Chief Executive Officer, to call or cause to be called all meetings of the Board of Directors. He shall be an ex officio member of all committees of the Board of Directors. He shall also preside at all meetings of the Board of Directors in the absence of the Chairman or Vice Chairman of the Board. He shall make and sign contracts and instruments in the name and on behalf of the Corporation, including checks,drafts, notes and orders for the payment of money, subject to the approval of the Board of Directors, make reports to the shareholders and directors, and perform all such other duties as are incident to his office or which may properly be required of him by the Board of Directors.

     Section 3. Chief Executive Officer. The Chief Executive Officer shall give counsel and advice as may be deemed essential for the best interest of the Corporation. He shall have concurrent power, along with the Chairman of the Board and President, to call or cause to be called all meetings of the Board of Directors. He shall be responsible for all administration of the business and affairs of the Corporation. He shall make and sign contracts and instruments in the name and on behalf of the Corporation, including checks, drafts, notes and orders for the payment of money, subject to the approval of the Board of Directors, make reports to the shareholders and directors, and perform all such other duties as are incident to his office of which may properly be required of him by the Board of Directors.

     Section 4. Chief Operating Officer. The Chief Operating Officer shall give counsel and advice as may be deemed essential for the best interest of the Corporation. He shall effect active supervision over the operations of the business. He shall perform all other duties as may be assigned to him by the Board of Directors or Chief Executive Officer.

     Section 5. Chief Financial Officer. The Chief Financial Officer shall give counsel and advice as may be deemed essential for the best interest of the Corporation. He shall be responsible for the fair presentation of financial statements of the Corporation. He shall supervise the controllers of the subsidiary corporations. He shall perform all other duties as may be assigned to him by the Board of Directors or Chief Executive Officer.

     Section 6.  Vice Presidents.   Each Vice President  shall perform
such duties as may be assigned to him by the Board of Directors.

     Section 7. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and the Board of Directors, and all other notices required by law or by these Bylaws, or by the Board of Directors. He shall record the proceedings of the meetings of the shareholders and the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, President or Chief Executive Officer. He shall sign the stock certificates of the Corporation, and shall keep a current register of the names and addresses of the shareholders. He shall be the custodian of the corporate seal, the stock certificate book, minute book and all other records of the Corporation, other than those hereinafter delegated to the care and custody of the Treasurer, and shall affix and attest the corporate seal to any certificate or writing of the Corporation requiring the same. The Secretary may, but shall not be required to, guarantee the signatures of endorsers of the Corporation's stock pursuant to Va. Code Section 8.8-312(1) (Supp. 1989), as amended.

     Section 8. Assistant Secretary. The Assistant Secretary shall be vested with all of the powers and perform all of the duties of the Secretary in the absence of the Secretary. He shall also perform such other duties as may be prescribed by the Board of Directors.

     Section 9. Treasurer. The Treasurer shall have the custody of, and be responsible for, the funds and securities of the Corporation. He shall receive and give, or cause to be given, receipts and acquittances for monies paid to the Corporation, pay out funds of the Corporation,


                                   7

and keep full and accurate records and books of account showing his transactions, which records and books of account he shall exhibit to any shareholder or director upon request therefor. He shall also perform such other duties as may be required of him by the Board of Directors.

                             ARTICLE VIII
                             Capital Stock

     Section 1. Issue of Certificates of Stock. The Corporation shall cause to be issued to each shareholder one or more certificates under the seal or its facsimile of the Corporation, signed by the President, Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Vice Chairman of the Board or Executive Vice President and Secretary or Assistant Secretary, which signatures may be by facsimile, certifying the number of shares owned by the shareholders. All references in these Bylaws to an officer's signature of the Corporation's stock certificates shall be deemed to permit signature by facsimile.

     Section 2. Transfer of Shares. The shares of the Corporation shall be transferable only on its books. Transfers of stock shall be madupon the corporate records only when an old or previously issued certificate shall have been surrendered for cancellation, whereupon it shall be marked CANCELLED by the Secretary, with the date of such cancellation, before a new certificate is issued therefor.

     Section 3. Distributions. To the extent consistent with the Corporation's Articles of Incorporation and these Bylaws, the provisions of Title 13.1, Chapter 9, Article VII of the Code of Virginia of 1950, as amended, shall apply to any distributions with respect to the Corporation's shares, as well as any other matters respecting such shares.

     Section 4. Lost Certificates. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact, such indemnity to be given to it and to its Transfer Agent and Registrar, and payment of reasonable fees incurred, as shall be deemed necessary or advisable by it.

     Section 5. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     Section 6. Closing of Books. The Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of the shareholders, or the date for payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only


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
shareholders of record on the dates so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as herein provided.


                              ARTICLE IX
              Limitation of Liability and Indemnification

     Section 1. Limitation or Elimination of Liability. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages in excess of one dollar.
     Section 2. Indemnification. The Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against all liabilities and expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law.

     Section 3. Determination to Indemnify. Subject to the provisions of Section 7 of this Article, a determination to indemnify a director or officer under Section 2 of this Article shall be made, in the first instance, by a majority vote of a quorum of the Board of Directors, such quorum consisting of disinterested directors. If a quorum of disinterested directors cannot be obtained, then the determination shall be made by majority vote of a committee designated by the Board of Directors (in which designation interested directors may participate), the committee to consist solely of two or more disinterested directors. If such a committee cannot be designated, the determination shall be made by special legal counsel selected by a majority vote of a quorum consisting of disinterested directors, or, if the same cannot be obtained, by the committee described above. If neither a quorum consisting of disinterested directors or the committee described above can be obtained, the selection of special legal counsel shall be made by majority vote of the Board of Directors (in which selection interested directors may participate). Notwithstanding any other provision of this Article, in any instance, the determination to indemnify a director or officer may be made by vote of the shareholders, except that any shares owned, or voted under the control of, directors or officers who are parties to the proceeding may not be voted.

     Section 4. Advances and Reimbursements of Expenses. Once a determination to indemnify has been made pursuant to the provisions of Section 3 of this Article, the Corporation shall make advances for expenses of, and reimbursements for expenses incurred by, any director or officer in any proceeding described in Section 2 of this Article, upon receipt of an undertaking from the director or officer to repay the same if it is ultimately determined that he is not entitled


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
to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The director or officer also shall furnish the Corporation with a written statement of his good faith belief that he has met the standard of conduct described in Va. Code Section 13.1-697, as amended.

     Section 5. Indemnification of Agents and Employees. The Board of Directors may cause the Corporation to indemnify and make advances and reimbursements to any person not specified in Section 2 of this Article who was or is a party to any proceeding by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2. The provisions of
Section 2 through 4 of this Article shall be applicable to any indemnification, determination, advancements and reimbursements provided pursuant to this Section.

     Section 6. Indemnification Insurance. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article, and also may procure insurance in such amounts as the Board of Directors may determine on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     Section 7. Changes in the Board Composition. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification, advancement or reimbursement of expenses with respect to any claim for indemnification made pursuant to Sections 2 or 5 of this Article shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominee shall select such special legal counsel.

     Section 8. Applicability of this Article. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeals of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal. Reference herein to directors, officers,


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employees  or   agents  shall  include  former   directors,  officers,
employees  and  agents  and   their  respective  heirs,  executors and
administrators.

                               ARTICLE X
                           Redemption Rights

     To the full extent permitted by the Control Share Acquisition Act, Article 14.1 of Title 13.1 of the Code of Virginia of 1950, as amended, the Corporation is authorized to redeem shares acquired in a control share acquisition, as that term is defined under the Control Share Acquisition Act.

                              ARTICLE XI
                              Fiscal Year

     The Board of Directors shall have power to fix, and, from time to time, change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the fiscal year shall end on the Saturday closest to June 30th.

                              ARTICLE XII
                              Amendments

     These Bylaws may be amended, in whole or in part, by a two-thirds (2/3) vote of the Board of Directors, or by the holders of two-thirds (2/3) of all shares entitled to vote by each voting group of the shareholders of the Corporation, at any meeting of the Board of Directors or of the shareholders, as the case may be, except that the shareholder vote for Bylaw amendments that have been recommended to the shareholders by a two-thirds (2/3) vote of the Board of Directors shall require only a majority of all votes entitled to be cast by each voting group. Bylaws made or amended by the Board of Directors may be altered or repealed by the shareholders, but shall remain in effect unless and until such action be taken by the shareholders.

                             ARTICLE XIII
                          Implied Amendments

     Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the Bylaws then in effect, but which is taken or authorized by the affirmative vote of not less than that number of shares or the number of directors that would be required to amend these Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as if these Bylaws had been temporarily amended or suspended to the extent necessary to permit the specific action so taken or authorized.



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